UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2016

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosures below under Item 2.03 are incorporated by reference into this Item 1.01.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 19, 2016, Moon River Studios (“the Company”) announced that it has entered into Film production and financing agreements for the motion picture Mara (the “Film”).   Pre-production expected to begin in February 2016 and principal photography in March 2016.  The Company will be providing the majority of the production services of the Film’s approximate budget of $2,500,000, including but not limited to equipment rental, transportation, and post production.  In addition to the revenue generated by providing the Film services, the Company expects to recoup its investment of approximately $800,000 in the Film, as described below, plus a premium of Twenty Percent (20%). Once the Film has reached profitability, the Company shall receive profit participation of approximately twenty five percent (25%) from all revenue streams of the Film on a global basis.

In order to finance its investment in the Film, on January 6, 2016, the Company entered into a loan agreement by and among Hutton Ventures LLC, a Delaware limited liability company (“Lender”), Moon River Rentals, LLC, formerly Studioplex City Rentals, LLC, a Georgia limited liability company and Studioplex City Crews, Inc., a Georgia corporation (“Studioplex”) (together, the “Borrowers”).  Under the terms of the loan agreement, the Company shall receive two loans from the Lender in the aggregate principal amount of up to $879,000, net of upfront costs of the Loan of approximately $79,000, to be used exclusively for the production of the Film under the terms and conditions set forth in the loan agreement and the other loan documents.  The loans have an interest rate of eighteen percent (18%) per annum, and no conversion features.  The loans are collateralized by the contracts and receivables of the Film and guaranteed by the Company.

Under the terms and conditions of the loan agreement, a number of standard conditions precedent are required, including but not limited to (i)    a fully executed loan agreement (ii)   a fully-executed Lockbox Account Control Agreement; (iii)   a fully-executed Promissory Note; (iv)  a fully-executed Assignment Agreement; (v)   A certificate of an Authorized Officer of each of the Borrowers as to authorizing resolutions, incumbency and representations and warranties of each of the Borrowers; (vi)  Good Standing Certificates for each of the Borrowers from the Office of the Secretary of State of Nevada and Georgia;  (viii) a fully executed Inter-creditor Agreement; (ix) a fully executed MARA Production Finance Agreement (including all schedules and exhibits thereto. For the avoidance of doubt, the MARA PFD must contain (a) Production Contract Receivables equal to no less than $1,800,000 (this shall include but not be limited to producer fees, equipment rentals, production services, post production, etc.) , (b)  a Completion Bond; (c) executed foreign sales agreements  and estimates equal to a minimum of $1,750,000 (d) all funds shall be placed with Collection Agent with all Production Contract Receivables to be paid to the Lockbox Account, and (e) evidence reasonably acceptable to the Lender that the full budget of the Film has been raised and funded into an account held by the Collection Agent.

Pursuant to the terms of the Company’s Film production agreement for the Film, the Film shall be live action (not animated), photographed in color, in the English language, of first-class technical quality, completely finished, fully edited and titled and fully synchronized with language, dialogue, sound and music, and in all respects ready and suitable for presentation to the public in first class theatres worldwide that charge general admission. The Film consists, or shall consist, of a connected and continuous series of scenes telling or presenting a story, and is or shall be produced substantially and materially in accordance with, and shall not vary from, the final Screenplay approved in writing by the Company except only for such changes as the exigencies of production may require, and except for such minor revisions able to be made by the director provided that said revisions shall conform with the agreed upon page count and shall be subject to meaningful consultation with the Company. The Film shall have a rating of not more restrictive than “R” and shall have a running time (including main titles and end credits) of between 90 and 120 minutes.

The Screenplay is written by Jonathan Frank and dated November 21, 2014. Further ongoing revisions are able to be made by the Film’s director provided that said revisions shall conform with the agreed upon page count and shall be subject to approval by the Company.

●	The Company will provide its investment to a single purpose vehicle which serves as the Film’s production entity as may be created to maximize the value of the Film’s tax credits. Due to the film being produced in Georgia, the project qualifies for state tax credits for up thirty percent of the films budget, including talent. These tax credits can be sold, to reduce the overall cost of the film and increase profitability.

●	The Company’s obligations to fund the investment in accordance with the terms of the production agreement are subject to traditional conditions precedent having been satisfied and delivered to the Company, including but not limited to:

●	The Company’s approval of all chain of title documentation for the Film.

●	The issuance of a Letter of Intent regarding a completion guaranty by the Completion Guarantor, in form and substance acceptable to the Company.

●	Approval by the Completion Guarantor of the Budget, the production schedule and the cash flow for the Film;

●	The Company’s approval of the Budget, the production schedule and the cash flow for the Film.

●	The Company’s approval of the final shooting screenplay for the Film;

●	The Company’s approval of the Film’s director,

●	The Company shall have the option to provide the Film with all below-the-line production services (the “Services”); provided however, that the Company can provide such Services of a standard generally expected within the motion picture industry for a motion picture of the size and quality of the Film and such Services are charged at the same (or lower) rates contained in the Budget, then the Company shall be entitled to provide such Services.

●	Heads of Department shall be mutually agreed by the Parties, such approval not to be unreasonably withheld.

●	The Company and Solution Entertainment Group shall have the express and unalienable right to use the phrase “From The Producer of Insidious and Paranormal Activity” in the main titles, press, one-sheet, credits and all paid advertising for the Film.

●	The Company and Solution Entertainment Group have final cut approval of the Film.

●	The Company shall also have the right of first negotiation to participate in the financing of any derivative work, such as sequels, prequels, remakes and/or spinoffs and TV movies and/or series (“Derivative Work”), subject to good faith negotiations with Solution Entertainment Group.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits

10.1	Loan And Security Agreement dated as of January 5, 2016 by and among Hutton Ventures, LLC, as Lender and FONU2, INC., d/b/a Moon River Studios, Moon River Rentals, LLC and Studioplex City Crews, LLC, together as Borrowers.

10.2	Term Sheet between the Company, The Solution Entertainment Group, LLC and Mann Made Films Limited with respect to the investment in the production of the Film by the Company effective January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: January 19, 2016	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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